EXHIBIT 23.2






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




I consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated January 15, 2001, which appears on page F-1 of the Annual Report on Form 10-KSB of Vizario, Inc. (f/k/a Gallagher Research Corp) for the year ended December 31, 2000.


/s/ Larry O'Donnell, CPA, P.C.
Larry O'Donnell, CPA, P.C.


Aurora, Colorado
December 12, 2001